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EXHIBIT -- 23.1 CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Reg. No. 333-35858) of TrueTime, Inc. of our report dated November 29, 2000 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Francisco, CA
December 15, 2000